EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long-Term Incentive Plan, as amended, and the Employee Stock Purchase Plan, as amended, of MIPS Technologies, Inc. of our report dated July 17, 2002, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
San Jose, California
September 25, 2002